                               TRADENAME AGREEMENT

      THIS AGREEMENT, made this 13th day of September, 1993, between Lincoln National Corporation ("LNC") and Lincoln National Aggressive Growth Fund, Inc. (the "Fund").

                             W I T N E S S E T H:

      LNC, an Indiana corporation, holds diversified interests, primarily in insurance and related financial service companies. Various subsidiary and affiliated corporations organized or acquired by LNC use the words "Lincoln National" in their names and business, and these words when used by a company associated with LNC have a recognized business acceptance and identity throughout the United States and in foreign countries. The right to use the words "Lincoln National" as a part of the corporate name and business is an asset of LNC, and it is entitled to protect its valuable property right against improper use by others.

      Lincoln National Investment Management Company, a subsidiary of LNC, has agreed to act as investment adviser to the Fund. LNC believes that it is in its best interests to agree to make the words "Lincoln National" available for use by the Fund so long as the Fund has in effect an investment advisory contract with Lincoln National Investment Management Company.

      Accordingly, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

1. The use of the words "Lincoln National" as a part of the corporate name and business of the Fund is subject to consent of LNC, which consent is hereby granted upon the conditions and terms set forth herein.

2. The Fund is authorized to use the words "Lincoln National" in its corporate name and business only while the Fund is a party to an investment advisory contract with Lincoln National Investment Management Company and for a period not exceeding ninety (90) days following the termination of any such contract. In the event that the Fund ceases to be a party to an investment advisory contract with Lincoln National Investment Management Company, the Fund shall promptly take such steps as may be necessary to change its corporate name and business practices so as to eliminate the words "Lincoln National" or any name that, in the opinion of LNC, is confusingly similar or indicates an affiliation with LNC or any of its subsidiaries and affiliates.

3. The use of the words "Lincoln National" by the Fund shall not prevent LNC or any of its subsidiaries or affiliates, or any of their respective successors or assigns, from using or permitting the use of the words "Lincoln National" alone or with any other word or words by or in connection with any other entity or business, whether or not the same directly or indirectly competes or conflicts with the Fund or its business in any manner.

4. (a) The parties shall in good faith attempt to resolve any dispute arising out of or relating to this agreement promptly by negotiations between executives who have authority to settle the controversy. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of that notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate mediation of the controversy. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of that intention and may also be accompanied by an attorney.

      (b) If the dispute has not been resolved by negotiation as provided herein, the parties shall endeavor to settle the dispute by mediation under the then current Center for Public Resources ("CPR") Model Procedure for Mediation of Business Disputes. The neutral third party will be selected from the CPR Panels of Neutrals. If the parties encounter difficulty in agreeing on a neutral, they will seek the assistance of CPR in the selection process. All negotiations pursuant to sub-paragraphs (a) and (b) of this paragraph 4 are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

      (c) Any dispute arising out of or relating to this agreement or the breach, termination or validity thereof, which has not been resolved by non-binding procedures as provided in sub-paragraphs (a) or (b) herein within 60 days of the initiation of those procedures shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes by a sole arbitrator; provided, however, that if one party has requested the other party to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before expiration of the 60-day period set out just above. If within 45 days of the commencement of the process to select an arbitrator the parties cannot agree upon the arbitrator, then he or she will be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16, and judgment upon the award rendered by the Arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Fort Wayne, Indiana. The Arbitrator is not empowered to award damages in excess of compensatory damages.

      IN WITNESS WHEREOF, LNC and the Fund have caused this Agreement to be executed by their duly authorized officers upon the day aforesaid.

Attest:                                 LINCOLN NATIONAL CORPORATION


/s/ C. Suzanne Womack                   By: /s/ Robert A. Anker
--------------------------                 --------------------------
                                                Robert A. Anker

     Secretary                                     President
--------------------------                 --------------------------
      (Title)                                       (Title)



Attest:                                 LINCOLN NATIONAL AGGRESSIVE
                                        GROWTH FUND, INC.


/s/ C. Suzanne Womack                   By: /s/ Robert A. Nikels
--------------------------                 --------------------------
                                                Robert A. Nikels

     Secretary                                     President
--------------------------                 --------------------------
      (Title)                                       (Title)

                    AMENDED AND RESTATED TRADENAME AGREEMENT

      THIS amended and restated AGREEMENT is made this 13th day of September, 1993, between Lincoln National Corporation ("LNC") and Lincoln National Aggressive Growth Fund, Inc. (the "Fund"). Its terms supersede those of any prior agreement.

                             W I T N E S S E T H:

      LNC, an Indiana corporation, holds diversified interests, primarily in insurance and related financial service companies. Various subsidiary and affiliated corporations organized or acquired by LNC use the words "Lincoln National" in their names and business, and, these words when used by a company associated with LNC have a recognized business acceptance and identity throughout the United States and in foreign countries. The right to use the words "Lincoln National" as a part of the corporate name and business is an asset of LNC, and it is entitled to protect its valuable property right against improper use by others.

      Lincoln National Investment Management Company, a subsidiary of LNC, has agreed to act as investment adviser to the Fund. LNC believes that it is in its best interests to agree to make the words "Lincoln National" available for use by the Fund so long as the Fund has in effect an investment advisory contract with Lincoln National Investment Management Company.

      Accordingly, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

1. The use of the words "Lincoln National" as a part of the corporate name and business of the Fund is subject to consent of LNC, which consent is hereby granted upon the conditions and terms set forth herein.

2. The Fund is authorized to use the words "Lincoln National" in its corporate name and business only while the Fund is a party to an investment advisory contract with Lincoln National Investment Management Company and for a period not exceeding ninety (90) days following the termination of any such contract. In the event that the Fund ceases to be a party to an investment advisory contract with Lincoln National Investment Management Company, the Fund shall promptly take such steps as may be necessary to change its corporate name and business practices so as to eliminate the words "Lincoln National" or any name that, in the opinion of LNC, is confusingly similar or indicates an affiliation with LNC or any of its subsidiaries and affiliates.

3. The use of the words "Lincoln National" by the Fund shall not prevent LNC or any of its subsidiaries or affiliates, or any of their respective successors or assigns, from using or permitting the use of the words "Lincoln National" alone or with any other word or words by or in connection with any other entity or business, whether or not the same directly or indirectly competes or conflicts with the Fund or its business in any manner.

      IN WITNESS WHEREOF, LNC and the Fund have caused this Agreement to be executed by their duly authorized officers upon the day aforesaid.

Attest:



Attest:                                 LINCOLN NATIONAL CORPORATION


/s/ C. Suzanne Womack                   By: /s/ Robert A. Anker
--------------------------                 --------------------------
C. Suzanne Womack                               Robert A. Anker

     Secretary                                     President
--------------------------                 --------------------------
      (Title)                                       (Title)



Attest:                                 LINCOLN NATIONAL AGGRESSIVE
                                             GROWTH FUND, INC.


/s/ C. Suzanne Womack                   By: /s/ Robert A. Nikels
--------------------------                 --------------------------
C. Suzanne Womack                               Robert A. Nikels

     Secretary                                     President
--------------------------                 --------------------------
      (Title)                                       (Title)